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                                                                     EXHIBIT 8.1


                       [TENZER GREENBLATT LLP LETTERHEAD]




                                  June 1, 1998



Brightpoint, Inc.
6402 Corporate Drive
Indianapolis, IN 46278


                 Re:     Brightpoint, Inc.

Gentlemen:

                 We have acted as counsel to you in connection with (i) the issuance and sale by you of $380,000,000 aggregate principal amount at maturity of Liquid Yield Option (TM) Notes due March 11, 2018 (the "LYONs(TM)") in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and (ii) the filing by you of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the offer and sale of the LYONs by the several holders of the LYONs.

                 We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinions expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us.

                 Based upon the foregoing, we hereby confirm our opinion set forth under the caption "Certain Tax Aspects" in the Prospectus forming a part of the Registration Statement.

                 The opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Future changes in the law or interpretations of the law may cause the tax treatment of the transactions referred to herein to be materially different from

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Brightpoint, Inc.
June 1, 1998
Page 2



that described above. We have undertaken no obligation to update this opinion in such event.

                 We hereby consent to the filing of this letter as Exhibit 8.1 to the Registration Statement and the references to our name in the Registration Statement and the Prospectus forming a part thereof under the caption "Certain Tax Aspects." In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ Tenzer Greenblatt LLP

                                        TENZER GREENBLATT LLP